AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 2001
                                                   REGISTRATION NO. 333-________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  ------------

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                          13-4066303
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                              520 BROADHOLLOW ROAD
                               MELVILLE, NY 11747
                                 (631) 899-3900
              (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                        1999 OMNIBUS STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 MICHAEL STRAUSS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                              520 BROADHOLLOW ROAD
                               MELVILLE, NY 11747
                                 (631) 899-3900
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   COPIES TO:

                            LOUIS J. BEVILACQUA, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000

                               ------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE    PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM              AMOUNT OF
        TO BE REGISTERED                  REGISTERED(1)        PRICE PER UNIT(2)    AGGREGATE OFFERING PRICE(2)  REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   1,500,000 shares          $17.78                $26,670,000                  $6,668
====================================================================================================================================
(1)   Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.
(2)   Pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's
      Common Stock reported on October 23, 2001.

====================================================================================================================================

                                EXPLANATORY NOTE

     This Registration Statement is being filed by American Home Mortgage Holdings, Inc., a Delaware corporation (the "Company") in order to register the original 1,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which is the maximum number of shares as to which options may be granted under the American Home Mortgage Holdings, Inc. 1999 Omnibus Stock Incentive Plan (the "Stock Incentive Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the SEC pursuant to
Section 13 of the Exchange Act (File No. 0-27081), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended December 31, 2000, together with the amendments thereto filed on each of April 27, 2001 and June 15, 2001; (ii) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; (iii) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001; and (iv) the description of the Common Stock contained in the Company's registration statement on Form 8-A, dated August 18, 1999. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware provides for indemnification of any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he or she may be involved by reason of the fact that he or she served or is serving in these capacities, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe that his or her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty to the corporation, except for such expenses as the court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, issue or matter therein shall be indemnified as of right against all expenses in connection therewith or resulting therefrom.

     The Registrant's Bylaws provide for a broad right for indemnification for any person who is or was involved in any manner in any threatened, pending, or completed investigation, claim, action, suit, or proceeding by reason of the fact that the person had agreed to become a director, officer, employee, or agent of our company. Pursuant to Article VIII of our Bylaws, the Registrant will indemnify directors and officers to the fullest extent permitted by applicable law as it presently exists or is amended. The Registrant is insured against actions taken under its Bylaws and the Registrant's directors and officers are insured directly at the Registrant's expense against such liabilities for which indemnification is not made.

     For the undertaking with respect to indemnification, see Item 9.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT NUMBER     DESCRIPTION
--------------     -----------

3.1                Amended and Restated Certificate of Incorporation of the
                   Registrant.*

3.2                Amended and Restated Bylaws of the Registrant.*

4.2                Specimen Certificate for the Registrant's Common Stock.**

5                  Opinion of Cadwalader, Wickersham & Taft.+

10.7               1999 Omnibus Stock Incentive Plan.+

23.1 Consent of Cadwalader, Wickersham & Taft is included in its opinion in Exhibit 5.+

23.2               Consent of Deloitte & Touche LLP.+

24 Power of Attorney (included on signature page of this Registration Statement).

_______

* Incorporated by reference to the Exhibits to Amendment No. 4 to the Registration Statement on Form S-1 (file no. 333-82409) filed with the Securities and Exchange Commission on September 30, 1999.

** Incorporated by reference to the Exhibits to Amendment No. 3 to the Registration Statement on Form S-1 (file no. 333-82409) filed with the Securities and Exchange Commission on August 31, 1999.

+    Filed herewith.

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York on October 29, 2001.

                                        AMERICAN HOME MORTGAGE HOLDINGS, INC.



                                        By: /s/ Michael Strauss
                                            ---------------------------------
                                            Name:  Michael Strauss
                                            Title: Chairman, Chief Executive
                                                   Officer and President
                                                   (Principal Executive Officer)

                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Strauss as their true and lawful attorney-in-fact, with full power of substitution and resubstitution, for each of them and in each of their names, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 29, 2001.

    Signature                                Title
    ---------                                -----

/s/ Michael Strauss                 Chairman, Chief Executive Officer
------------------------------      and President (Principal Executive Officer)
Michael Strauss

/s/ C. Cathleen Raffaeli            Director
------------------------------
C. Cathleen Raffaeli

/s/ Nicholas R. Marfino             Director
------------------------------
Nicholas R. Marfino

/s/ Kenneth Slosser                 Director
------------------------------
Kenneth Slosser

/s/ John A. Johnston                Director
------------------------------
John A. Johnston

/s/ Leonard Schoen, Jr.             Director
------------------------------
Leonard Schoen, Jr.

/s/ Robert E. Burke                 Chief Financial Officer
------------------------------      (Principal Financial Officer)
Robert E. Burke

/s/ Richard Silver                  Controller
------------------------------      (Principal Accounting Officer)
Richard Silver

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NUMBER     DESCRIPTION
--------------     -----------

3.1                Amended and Restated Certificate of Incorporation of the
                   Registrant.*

3.2                Amended and Restated Bylaws of the Registrant.*

4.2                Specimen Certificate for the Registrant's Common Stock.**

5                  Opinion of Cadwalader, Wickersham & Taft.+

10.7               1999 Omnibus Stock Incentive Plan.+

23.1 Consent of Cadwalader, Wickersham & Taft is included in its opinion in Exhibit 5.+

23.2               Consent of Deloitte & Touche LLP.+

24 Power of Attorney (included on signature page of this Registration Statement).

_______

* Incorporated by reference to the Exhibits to Amendment No. 4 to the Registration Statement on Form S-1 (file no. 333-82409) filed with the Securities and Exchange Commission on September 30, 1999.

** Incorporated by reference to the Exhibits to Amendment No. 3 to the Registration Statement on Form S-1 (file no. 333-82409) filed with the Securities and Exchange Commission on August 31, 1999.

+    Filed herewith.